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                                                                EXHIBIT 99.1

PRESS RELEASE


                                                             APPLIED DIGITAL


FDA CLEARS VERICHIP(TM) FOR MEDICAL APPLICATIONS IN THE UNITED STATES

DELRAY BEACH, FL and So. ST. PAUL, MN -- Applied Digital (NASDAQ: ADSX), a provider of Security Through Innovation(TM) and Digital Angel Corporation (AMEX:DOC) announced today that VeriChip(TM), the world's first implantable radio frequency identification (RFID) microchip for human use, has been cleared by the U.S. Food and Drug Administration (FDA) for medical uses in the United States. The FDA clearance follows the completion of a de novo application review.

The Company will hold a conference call today at 10:30 am eastern time in order to discuss the FDA's decision, Company's marketing strategy and medical applications for VeriChip. Interested participants should dial (800) 472-8309. The conference ID is 1531948. The call will also be webcast and will be available on the Home Page of Applied Digital's web site at www.adsx.com.

As previously disclosed, the FDA response is the result of the Company's 510(k) application and subsequent de novo application for the medical and healthcare uses of VeriChip, originally submitted in October 2003. Digital Angel Corporation is the manufacturer of VeriChip and has licensed the technology to VeriChip Corporation, a wholly owned subsidiary of Applied Digital, for human applications.

The VeriChip Health Information Microtransponder System consists of an implantable RFID microtransponder, an inserter, a proprietary hand-held scanner, and secure database containing the patient approved healthcare information. About the size of a grain of rice, VeriChip is a subdermal radio frequency microchip. Once inserted under the skin in a brief outpatient procedure, the VeriChip cannot be seen by the human eye. Each VeriChip contains a unique 16-digit verification number that is captured by briefly passing a proprietary scanner over the insertion site. The captured 16 digit number links to the database via encrypted Internet access. The previously stored information is then conveyed via the internet to the registered requesting healthcare provider.

ABOUT VERICHIP(TM)

VeriChip is a subdermal RFID device that can be used in a variety of security, financial, emergency identification and other applications. About the size of a grain of rice, each


VeriChip product contains a unique verification number that is captured by briefly passing a proprietary scanner over the VeriChip. The recommended location of the microchip is in the triceps area between the elbow and the shoulder of the right arm. The brief outpatient "chipping" procedure lasts just a few minutes and involves only local anesthetic followed by quick, painless insertion of the VeriChip. Once inserted just under the skin, the VeriChip is inconspicuous to the naked eye. A small amount of radio frequency energy passes from the scanner energizing the dormant VeriChip, which then emits a radio frequency signal transmitting the verification number. In October 2004, the U.S. Food and Drug Administration (FDA) cleared VeriChip for medical applications in the United States. VeriChip is not an FDA-regulated device with regard to its security, financial, personal identification/safety applications. VeriChip Corporation is a wholly owned subsidiary of Applied Digital.

ABOUT APPLIED DIGITAL

Applied Digital develops innovative security products for consumer, commercial, and government sectors worldwide. Our unique and often proprietary products provide security for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader of Security Through Innovation(TM). Applied Digital is the owner of a majority position in Digital Angel Corporation (AMEX: DOC). For more information, visit the company's website at http://www.adsx.com.

ABOUT DIGITAL ANGEL CORPORATION

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company's products include identification and monitoring of pets, fish, livestock, and humans through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

For more information about Digital Angel, visit the company's website at www.DigitalAngelCorp.com.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.



Contact:
CEOcast, Inc. for Applied Digital
Ken Sgro, 212-732-4300
ksgro@ceocast.com

Allen & Caron Inc. for Digital Angel Corporation

Investors: Mike Lucarelli, 1-212-691-8087, m.lucarelli@allencaron.com,

Media: Len Hall, 949-474-4300, len@allencaron.com